SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of

1934

Date of report (Date of earliest event reported):  December 7, 2005

Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

000-25873	84-1431425
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2005, Apollo Resources International, Inc. (“Apollo”) and Apollo LNG, Inc. (“Apollo LNG”), a wholly-owned subsidiary of Apollo, executed a transfer and exchange agreement, pursuant to which Apollo LNG acquired 100% of the membership units of Applied LNG Technologies USA, LLC (“ALT”) from Neptune Leasing, Inc. and Golden Spread Energy, Inc. (“Sellers”).  ALT provides liquefied natural gas (“LNG”) to transportation, industrial, and municipal markets in the western United States and portions of Mexico.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo LNG issued 12,500,000 shares of its Series A Preferred Stock and 12,500,000 shares of its Series B Preferred Stock to the group comprised of Sellers and Mr. Oliver Kendall Kelley.  The full text of the transfer and exchange agreement is attached as an exhibit to this filing.

Also on December 7, 2005, Apollo and Apollo LNG executed a stock purchase agreement, pursuant to which Apollo LNG acquired all of the outstanding common stock of TxHLDM, Inc. (“TxHLDM”) from Oliver Kendall Kelley.  TxHLDM owns 100% of the membership units of Arizona LNG, L.L.C. (“Arizona LNG”).   One of the primary assets of Arizona LNG is an LNG processing facility and related equipment in Topock, Arizona.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo LNG issued a secured promissory note in the original principal amount of $6 million and paid cash in the amount of $4.5 million.   The full text of the stock purchase agreement, the promissory note and related security agreement are attached as exhibits to this filing.

Also on December 7, 2005, Apollo and Apollo Production & Operating, Inc. (“Apollo Operating”), a wholly-owned subsidiary of Apollo, executed a stock purchase agreement to acquire all of the outstanding common stock of Mountain States Petroleum Corporation (“Mountain States”) from Sellers.  Mountain States owns oil and gas producing assets near the Four Corners area of the United States, and maintains production operations in the states of New Mexico, Arizona, and Utah.  The effective date of the transaction is November 30, 2005.

In consideration for such purchase, Apollo Production delivered 25,000,000 shares of the common stock of Apollo to the group comprised of Sellers and Mr. Oliver Kendall Kelley.   The full text of the stock purchase agreement is attached as an exhibit to this filing.

Section 2 – Financial Information.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Apollo Resources International, Inc. has completed an acquisition of assets pursuant to the transfer and exchange agreement and the two stock purchase agreements described in Item 1.01 above.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL

STATEMENTS AND INDEPENDENT

AUDITORS’ REPORTS

September 30, 2005 and 2004

JOHNSON & SHELDON, P.C. CERTIFIED PUBLIC ACCOUNTANTS

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

September 30, 2005 and 2004

JOHNSON & SHELDON, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Managers

Applied LNG Technologies USA, LLC and Subsidiaries

Amarillo, Texas

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying consolidated balance sheets of Applied LNG Technologies USA, LLC and Subsidiaries as of September 30, 2005 and 2004 and the related consolidated statements of operations, members’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Applied LNG Technologies USA, LLC and Subsidiaries as of September 30, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Management’s Plan of Action in the consolidated financial statements, the Company recognized a $33,000,000 gain from the settlement of a favorable long-term fixed price supply contract with a third party during the year ended September 30, 2005. As a result of the gain recognized, the Company’s consolidated net income for the year ended September 30, 2005 was $32,871,373. As a result of the consolidated net income during its 2005 fiscal year, the Company’s consolidated members’ equity was $23,962,159 as of September 30, 2005.

As discussed in Note 12 to the consolidated financial statements, the Company, including its significant consolidated subsidiaries, was acquired by Apollo Resources International, Inc. effective November 30, 2005.

Johnson & Sheldon, P.C.

January 6, 2006

SUITE 200 • 500 TAYLOR P.O. BOX 509 AMARILLO, TX 79105-0509	RSM McGladrey Network An Independently Owned Member	TELEPHONE 806/ 371-7661 FAX: 806/ 371-0529 TOLL FREE: 1-800-530-4804

FINANCIAL STATEMENTS

APPLIED LNG TECHNOLOGIES USA, LLC

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2005 and 2004

ASSETS

	2005	2004
Current Assets
Cash in bank	$4,032,345	$69,489
Trade accounts receivable	2,907,119	2,671,916
Accounts receivable, related parties, net of allowance for doubtful accounts of $125,000 and $-0-, respectively	248,737	154,568
Recovery claims for vendor cover costs, net of reserve for claims of $-0-and $349,865, respectively	—	—
Other receivables	30,016	—
Other receivables, related party	163,681	61,375
Liquefied natural gas inventory	48,510	76,949
Prepaid expenses	100,883	73,953
Note receivable	1,714,357	—
Total Current Assets	9,245,648	3,108,250

Property, Plant and Equipment
Cost	18,630,301	10,929,825
Less: accumulated depreciation and amortization	(6,150,034)	(5,250,697)
Total Property, Plant and Equipment, net	12,480,267	5,679,128

Oil and Gas Properties
Cost	5,919,718	5,919,718
Less: accumulated depletion and amortization	(534,261)	(451,642)
Total Oil and Gas Properties, net	5,385,457	5,468,076

Other Assets
Notes receivable, related parties, net of allowance for doubtful accounts of $200,000 and $533,000, respectively	9,300,000	1,755,000
Equipment inventory, net of valuation reserve of $353,702 and $95,276, respectively	436,862	1,251,784
Development projects in process, net of impairment reserve of $-0-and $1,097,375, respectively	–	1,708,979
Work in process	361,146	–
Deposits - utilities and gas supply	451,020	1,020
Deferred tax assets, net	433,468	454,625
Other assets	92,161	149,399
Total Other Assets	11,074,657	5,320,807

Total Assets	$38,186,029	$19,576,261

See accompanying notes and independent auditors’ report

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

	2005	2004
Current Liabilities
Current portion of long-term debt and capital leases	$—	$2,668,345
Current portion of long-term debt to related parties	2,855,842	6,887,231
Trade accounts payable	3,733,001	3,357,594
Account payable, related parties	330,375	2,816,474
Accrued expenses and other payables	1,056,668	446,382
Accrued interest, related parties	290,783	711,365
Unearned revenues	226,094	5,000
Unearned grant revenues	—	225,000
Total Current Liabilities	8,492,763	17,117,391

Long-Term Liabilities
Long-term debt and capital leases, net of current maturities	—	5,291,784
Long-term debt to related parties, net of current maturities	5,731,107	6,081,682
Total Long-Term Liabilities	5,731,107	11,373,466

Total Liabilities	14,223,870	28,490,857

Minority Interest	—	(5,382)

Members’ Equity (Deficit)
Fixed investment account	487,941	487,941
Accumulated equity (deficit)	23,474,218	(9,397,155)
Total Members’ Equity (Deficit)	23,962,159	(8,909,214)

Total Liabilities and Members’ Equity (Deficit)	$38,186,029	$19,576,261

See accompanying notes and independent auditors’ report

APPLIED LNG TECHNOLOGIES USA, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended September 30, 2005 and 2004

	2005	2004
Revenues
Liquefied natural gas sales	$30,522,683	$26,055,314

Cost of Goods Sold	25,042,922	21,546,059
	5,479,761	4,509,255
Gross Profit

Other Operating Income (Expense), net	(1,709,222)	(458,588)

Marketing, Selling and Administrative Expenses	2,724,470	2,879,164

Income from Operations	1,046,069	1,171,503

Other Income (Expense)
Gain on LNG contract settlement	33,000,000	—
Interest expense, net	(799,348)	(1,148,239)
Other income (expense), net	(354,191)	(97,709)

Total Other Income (Expense), net	31,846,461	(1,245,948)

Income (Loss) Before Income Taxes	32,892,530	(74,445)

Income tax expense (benefit)	21,157	(187,152)

Net Income	$32,871,373	$112,707

See accompanying notes and independent auditors’ report

APPLIED LNG TECHNOLOGIES USA, LLC

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

Years Ended September 30, 2005 and 2004

	Fixed Investment Account	Accumulated Equity (Deficit)	Total Equity (Deficit)

Balance, September 30, 2003	$487,941	$(9,509,862)	$(9,021,921)

Net income	—	112,707	112,707

Balance, September 30, 2004	487,941	(9,397,155)	(8,909,214)

Net income	—	32,871,373	32,871,373

Balance, September 30, 2005	$487,941	$23,474,218	$23,962,159

See accompanying notes and independent auditors’ report

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended September 30, 2005 and 2004

	2005	2004
Cash Flows From Operating Activities
Net Income	$32,871,373	$112,707
Adjustments to reconcile net income (loss) to net cash provided by (used for) operations:
Depreciation and amortization	1,044,177	1,075,873
Depletion	82,619	90,948
Provision for bad debt	125,000	200,000
Reserve for impairment of development projects	—	160,870
Reserve for equipment inventory valuation	258,426	—
Undistributed earnings of partnerships	37,238	4,211
Undistributed earnings of subsidiaries	—	(82,773)
Gain on LNG contract settlement	(33,000,000)	—
Loss on discontinued projects	8,291	89,978
Gain on disposal of equipment	(1,500)	—
Sales of scrap material	(13,314)	—
(Increase) decrease in operating assets:
Accounts receivable, trade	(390,219)	225,908
Accounts receivable, related parties	(94,169)	(746,278)
Recovery claims for vendor costs, net	—	523,383
Other receivables, related parties	(102,316)	—
LNG inventory	28,439	2,127
Prepaid expenses	(26,930)	38,490
Equipment inventory	21,550	(20,050)
Other assets	(416,633)	(201,892)
Increase (decrease) in operating liabilities:
Trade accounts payable	375,407	(430,339)
Accounts payable, related parties	(1,656,951)	1,737,620
Accrued expense payable and other payables	189,704	682,258
Unearned revenue	221,094	—
Unearned grant revenue	—	16,493
Deferred tax liability	7,790	—
Net Cash Provided by (Used for) Operating Activities	(430,924)	3,479,534

See accompanying notes and independent auditors’ report

	2005	2004
Cash Flows From Investing Activities
Receipt of cash in variable interest entity	25,000,000	—
Principal payments received	85,643	—
Principal payments received from related parties	1,494,852	—
Advances on notes receivable to related parties	(9,869,000)	(853,000)
Development projects in progress, net	244,418	(507,415)
Work in process	(361,146)	—
Purchases of property, plant and equipment	(20,552)	(39,875)
Proceeds from sales of property, plant and equipment	125,549	—
Net Cash Provided by (Used for) Investing Activities	16,699,764	(1,400,290)

Cash Flows From Financing Activities
Proceeds from capital contribution	5,394	69,856
Proceeds from issuance of debt, related parties	1,202,118	410,000
Repayments of debt	(7,960,129)	(1,748,116)
Repayments of debt, related parties	(5,553,366)	(932,706)
Net Cash Provided by (Used for) Financing Activities	(12,305,984)	(2,200,966)

Net Increase (Decrease) in Cash in Bank	3,962,856	(121,722)

Cash in Bank, Beginning of Year	69,489	191,211

Cash in Bank, End of Year	$4,032,345	$69,489

Supplemental Disclosures
Interest paid	$1,274,786	$823,013

Supplemental Noncash Operating Activities
Accounts payable offset with TLNG	829,148	—
Accounts payable offset with JBK	—	(5,400,000)

Supplemental Noncash Investing Activities
Note receivable offset with TLNG	829,148	—
Note receivable issued from sale of small scale liquefiers	(1,800,000)	—
Small scale liquefiers sold	1,800,000	—

Supplemental Noncash Financing Activities
Note payable issued with JBK	—	5,400,000

See accompanying notes and independent auditors’ report

APPLIED LNG TECHNOLOGIES USA, LLC

AND SUBSIDIARIES

September 30, 2005 and 2004

MANAGEMENT’S PLAN OF ACTION (UNAUDITED SUPPLEMENTARY INFORMATION)

As noted in the consolidated financial statements, the Company has suffered losses from operations in prior years resulting in past accumulated deficits and cash flow deficits. Management of Applied LNG Technologies USA, LLC (ALT) is developing and executing plans to improve the Company’s financial performance and strengthen its financial condition. For example, management continues its active development and exploitation of Mountain States Petroleum Corporation’s (MSPC) assets, particularly its reserves of oil, gas and helium. Management believes that MSPC’s oil, gas and helium reserves owned by ALT have intrinsic values significantly in excess of the cost-based amounts reflected on the consolidated balance sheets.

The following factors have contributed to improved earnings and operating cash flows for ALT during fiscal 2005: (1) negotiation of price increases on existing customers; (2) conversion of fixed-price customers to indexed pricing; and (3) cessation of sales to unprofitable customers. Management anticipates that the following factors will also contribute to continuing improved earnings and cash flows: (1) development of liquefied natural gas (LNG) sources not dependent on indexed-cost pipeline feedstock; and (2) reduced transportation costs due to the start up of new LNG production facilities in closer proximity to ALT’s customers.

In addition, for the past two years ALT has been engaged in active discussions with various third parties regarding potential sales of all or significant components of its assets and contracts. During fiscal 2005 and early fiscal 2006 ALT consumated several significant transactions. During April 2005, ALT sold two small scale liquefiers and other equipment for $2,000,000 (see Note 6). During November 2005, ALT sold its liquefaction plant in Willis, Texas for $200,000 (see Note 12).

Prior to August 26, 2005, ALT was party to a favorable, long-term fixed price LNG supply contract through the year 2009 with El Paso Field Services, LP (El Paso) that contained significant economic value to ALT. This contract was not reflected as an asset in these or past consolidated financial statements of ALT. Effective August 26, 2005, ALT settled on the LNG contract with El Paso through the acquisition of Arizona LNG, LLC (AZL) by TxHLDM, Inc. (TxHLDM), an entity related to ALT through common affiliate ownership. Prior to August 26, 2005, El Paso formed AZL as a single member liability company and injected into AZL the following assets and liabilities for contract settlement (with approximate fair values as of August 26, 2005:

Cash	$25,019,000
Liquefaction plant (in Topock, Arizona)	8,000,000
Goodwill	20,100,000
Ad-valorem taxes payable	(19,000)
Long-term fixed price LNG supply contract	(53,100,000)

As a result of the above contract settlement by ALT with El Paso, the consolidated statement of operations includes a gain on LNG contract settlement of $33,000,000 for the year ended September 30, 2005. This gain was recognized in the consolidated financial statements under Emerging Issues Task Force (EITF) Issue 04-01, Accounting for Pre-existing Contractual Relationships Between the Parties to a Purchase Business Combination. The amount of gain recognized was the net fair values of the tangible net assets above in AZL acquired in the contract settlement, which consisted primarily of the cash and liquefaction plant.

Included in AZL’s separate company financial statements is the fair value of the existing long-term fixed price LNG supply contract liability to ALT noted above, which is eliminated and not reflected in the consolidated financial statements under EITF Issue 04-01. Also recorded in AZL’s separate company financial statements at settlement date was the goodwill noted above as a result of the fair value of the LNG supply contract obligation to ALT exceeding the fair value of AZL’s assets. The goodwill recorded by AZL in its separate company financial statements was recognized in accordance with Financial Accounting Standards Board (FASB) Statement No. 141, Business Combinations.

At September 30, 2005, management of ALT and AZL reviewed AZL’s goodwill for impairment under FASB Statement No. 142 Goodwill and Other Intangible Assets, and as a result recorded a 100% impairment expense of the goodwill of $20,100,000 due to the uncertain financial ability of AZL to perform under the LNG supply contract. This assessment was based primarily on AZL’s negative equity position and current and anticipated operating losses through 2009, resulting from AZL’s obligation to supply LNG to ALT at the low fixed contract price. If AZL is unable to perform under the contract, ALT will be exposed to current market index pricing, which is currently significantly higher than the terms of the fixed price LNG supply contract with AZL. The financial effect to ALT could be significantly higher LNG costs, resulting in significantly reduced operating profits, margins and cash flows in the future.

Effective November 30, 2005, members of ALT transferred 100% of their membership units and 100% of the common stock of MSPC to certain subsidiaries of Apollo Resources International, Inc. (ARI), an unrelated third party. Also effective November 30, 2005, an individual related to ALT sold 100% of both the membership units of AZL and 100% of the common stock of TxHLDM to ARI and Apollo LNG, Inc., an ARI subsidiary (see Note 12 for further information).

APPLIED LNG TECHNOLOGIES USA, LLC

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of ALT and its subsidiaries (collectively referred to as the “Company”), Golden Spread South Chollas, LLC, (GSSC), Renewable Alternative Fuels, LLC (RAF), MSPC, Alternative Fuels Technologies, LLC, (AFT) and AFT’s wholly owned subsidiary, Alternative Dual Fuels, Inc. (ADFI). As of September 30, 2005, ALT owned 100% of GSSC, AFT and MSPC (no longer a subsidiary effective November 30, 2005, see Note 12) and RAF. Also included in the consolidated financial statements for the year ended September 30, 2005 are the accounts of AZL, a variable interest entity under FIN-46R. All significant intercompany affiliate transactions and balances have been eliminated in the consolidation. MSPC’s, RAF’s and ADFI’s accounting and tax filing periods are on a calendar year end; however, for these consolidated financial statements, the financial statements of MSPC and RAF have been reported as of and for the fiscal years ended September, 30, 2005 and 2004, and the financial statements of ADFI have been reported as of and for the year ended September 30, 2005.

Related Party Entities

Related party entities not included in these consolidated financial statements include Golden Spread Energy, Inc. (GSE) and Neptune Leasing, Inc. (NLI), the 51% and 49% members of ALT, respectively. GSE and NLI also each own 50% of Texas LNG, Ltd. (TLNG). TLNG operates the LNG liquefaction plant in Willis, Texas that is owned by ALT. TLNG sells 100% of the LNG it produces to ALT. During the year ended September 30, 2005 and 2004, ALT purchased approximately $8,045,000 and $5,843,000, respectively, of LNG from TLNG. Under operating agreements between ALT and TLNG, monthly payments to ALT of $15,000 (reduced to $5,000 per month beginning December 2004) for administrative services and $35,000 for an operating lease are paid by TLNG. During the year ended September 30, 2005 and 2004, ALT recorded lease and operating income of $500,000 and $600,000, respectively, from TLNG under the operating agreement. During November 2005, ALT sold the Willis, Texas liquefaction plant (see Note 12 for further information).

Other related entities include Jack B. Kelley, Inc. (JBK), Specialty Trailer Leasing, Inc. (STL), Fleet Star, Inc. (FSI), and Tech-San South Chollas Energy, LLC (TSSC). During the year ended September 30, 2005 and 2004, ALT recorded transportation costs of approximately $6,400,000 and $5,800,000, respectively, to JBK in cost of goods sold. Effective November 30, 2005, ALT purchased FSI from GSE prior to the sale of ALT to certain subsidiaries of ARI (see Note 12 for further information).

Variable Interest Entities

FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities (FIN-46R) requires that if an enterprise is the primary beneficiary of a variable interest entity, the assets, liabilities, and results of operations of the variable interest entity should be included in the consolidated financial statements of the reporting enterprise. As a result of FIN-46R, ALT has included in its consolidated financial statements for the year ended September 30, 2005, AZL, a related entity through common ownership. Under FIN-46R, AZL is a variable interest entity and ALT is the primary beneficiary (see Management’s Plan of Action for further information).

TLNG is also a variable interest entity of ALT, which is the primary beneficiary of TLNG under FIN-46R. However, under FIN-46R’s effective and transition dates, TLNG, being a pre-existing variable interest with an inception date of September 2001, is not required to be consolidated in the financial statements of ALT for the year ended September 30, 2005. See Note 13 for the condensed audited financial information for TLNG as of and for the years ended September 30, 2005 and 2004.

Nature of Business

ALT is a limited liability company incorporated in the state of Delaware that wholesales LNG, develops turnkey projects utilizing LNG, sells and leases associated equipment and provides maintenance, transportation and other services to both governmental and business customers. Sales are primarily in the southwest region of the United States and Mexico.

GSSC is a limited liability company incorporated in the state of Texas to sell landfill gas obtained from the South Chollas Landfill in California to TSSC for conversion to LNG. During 2005, GSSC entered into discussions with the landfill owner to abandon the landfill project. GSSC has had minimal activity or operations since 2003. In December 2005, GSSC was formally dissolved.

AFT is a limited liability company incorporated in the state of Texas that manages Alternative Dual Fuels, Incorporated (ADFI), a company in Dallas, Texas that developed technology to convert regular diesel engines into natural gas burning engines. Early in 2004, AFT acquired 100% ownership in ADFI through ADFI’s bankruptcy settlement.

RAF is a limited liability company incorporated in the state of Delaware in 2004 and created to develop projects to produce methane from manure and other waste products. Currently the Company has no activity aside from minimal project development. In December 2004, ALT acquired the remaining 25% owned by an unrelated third party.

MSPC is incorporated in the state of New Mexico and owns, develops, and operates oil and gas fields in Utah, Arizona and New Mexico and also owns an undeveloped field in Arizona that primarily contains helium. Oil and gas reserves are reflected in the financial statements at cost less accumulated depletion.

AZL is a limited liability company incorporated in the state of Nevada in 2003 and engaged in the production of LNG. AZL operates a liquefaction and production facility in Topock, Arizona and sells its LNG solely to ALT (see Management’s Plan of Action for more information on AZL).

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company uses the sales method of accounting for LNG, crude oil, and natural gas revenues. Under this method, revenues are recognized based on actual volumes of LNG, oil and gas sold to customers.

Presentation

Certain changes in the presentation of the 2004 financial statements have been made to correspond with the 2005 presentation.

Excess Deposit Risk

The Company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, the Company may have balances in bank accounts which exceed the federally insured limit. The Company does not anticipate any loss associated with balances in excess of the federally insured limit.

Comprehensive Income

The Company reports comprehensive income in accordance with Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income, which establishes the rules for the reporting and display of comprehensive income and its components, but has no effect on the Company’s net income or total members’ equity. There were no items of other comprehensive income for the years ended September 30, 2005 and 2004.

Allowance for Doubtful Accounts

The allowance for doubtful accounts is established through a provision for bad debts charged to expense. Trade accounts receivable are charged against the allowance for doubtful accounts when management believes that collectibility of the account is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing accounts, based on an evaluation of the collectibility of accounts, prior loss experience and current economic conditions.

Inventory

Liquefied natural gas inventory is stated at the lower of cost or market per gallon. Market is determined based upon current retail sales prices.

Equipment inventory is held for sale or for use in LNG projects. Equipment inventory is accounted for at the lower of cost or estimated market. As of September 30, 2005 and 2004, a reserve for inventory valuation of $353,702 and $95,276, respectively, was recorded to reduce the equipment inventory to estimated market value. Equipment inventory is not included in current assets due to the period of time, often longer than one year, that it normally requires to sell or utilize in construction projects.

Development Projects in Process

LNG development projects in process are carried at cost less reserve for impairment. Upon completion, the projects are recharacterized to equipment and depreciated over their estimated useful lives. At September 30, 2005 and 2004, the reserve for impairment was $-0- and $1,097,375, respectively (see Note 6).

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and amortization. Major renewals and betterments are capitalized while the costs of repairs and maintenance are charged to operating expenses in the period incurred. The acquisitions of assets under capital leases are recorded at the lower of the present value of the future minimum lease payments or the fair value of the assets. The amortization on capital leases is included in depreciation expense. With respect to dispositions of assets, the cost of assets retired or otherwise disposed of and the applicable accumulated depreciation are removed from the accounts, and the resulting gains or losses, if any, are reflected in operations.

Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the assets, generally ranging in years as follows:

Vehicles	5 years
Office equipment	3 to 5 years
Machinery and equipment	7 to 10 years
Fueling stations	10 years
Liquefaction facilities	15 years
Oil and gas equipment	20 years

Oil and Gas Properties

Oil and gas properties are recorded at cost. Provision for depletion of oil and gas properties is calculated using the unit-of-production method on the basis of an aggregation of the proved fields or reserves for each significant property. In addition, estimated costs of future dismantlement, restoration, and abandonment, if any, are accrued as a part of depletion, depreciation, and amortization expense on a unit of production basis; actual costs are charged to the accrual.

Capitalized costs of individual oil and gas properties abandoned or retired are charged to accumulated depletion, depreciation, and amortization. Sales proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire amortization base is sold or abandoned. There were no sales of oil and gas property in fiscal year 2005 or 2004.

As of September 30, oil and gas properties consisted of the following capitalized costs:

	2005	2004
Proven oil and gas properties	$5,796,988	$5,796,988
Unproven oil and gas properties	122,730	122,730
Accumulated depletion and amortization	(534,261)	(451,642)

Oil and Gas Properties, net	$5,385,457	$5,468,076

Advertising

Advertising costs are charged to expense when incurred. Advertising expense for the year ended September 30, 2005 and 2004 was approximately $20,000 and $12,000, respectively, and is recorded in marketing and selling expenses.

Grant Revenues

In order to assist with the cost of construction of certain LNG projects, ALT applies to various federal, state, or local agencies for grant funding. If a grant contains conditions that could require ALT to return the monies received if it fails to meet specific conditions, the monies are recorded as a liability until ALT is irrevocably entitled to retain the monies. Once ALT has no further potential obligation to return the monies, the liability is recharacterized as deferred revenue and amortized to income over the life of the asset related to the grant.

Income Taxes

All entities in the Company, except for MSPC and ADFI, have elected to be taxed for federal and state income tax purposes as Limited Liability Companies under the provisions of the respective income tax codes. Under these provisions, the members report net income or loss of the limited liability companies on their separate income tax returns. It is the Company’s intent to distribute funds to members to cover their income tax liabilities, if any.

MSPC and ADFI file separate federal tax returns on a calendar year basis. Provisions for deferred income taxes are made as a result of timing differences between financial and taxable income. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some or all of the deferred tax assets will not be realized. Deferred taxes are recorded at the corporation’s current tax rates.

Related Parties

As a matter of convenience and cost savings, the Company purchases goods and services through related parties, including supplies through JBK, employee benefits through GSE and insurance through STL.

Environmental Risk

The Company is subject to extensive federal, state, and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a non-capital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

NOTE 2 - RECOVERY CLAIMS FOR VENDOR COVER COSTS

Under its favorable long-term fixed price LNG supply contract with El Paso, minimum LNG supply quantities were to be provided by El Paso to ALT at a fixed cost per gallon. Also under the terms of the contract, ALT was allowed to recover from El Paso additional specific costs (i.e., recovery claims for vendor cover costs) for any deficiencies in El Paso meeting these minimum LNG supply requirements. During the fiscal years ended 2005 and 2004, ALT credited against cost of goods sold approximately $2,331,000 and $1,111,000, respectively, of recovery claims from El Paso under the contract terms for minimum supply requirements. These LNG product shortfalls were made up by ALT from other LNG suppliers, including TLNG (at the Willis, Texas plant).

As of September 30, 2004, ALT had recorded a current receivable of $349,865 from El Paso for outstanding recovery claims earned but not paid, reduced by an estimated reserve $349,865 to reflect management’s assessment of the recoverability of this receivable at that date. Management’s assessment was based on El Paso filing suit against ALT in March 2004, claiming a new measurement standard for LNG under the original supply agreement. ALT filed a countersuit and then both parties began settlement discussions that led during the summer of 2004 to a verbal settlement agreement. During the summer of 2005, ALT and El Paso finalized the various agreements required to consummate this verbal agreement.

Effective August 26, 2005, ALT settled on the LNG contract with El Paso through the acquisition of AZL by TxHLDM, a wholly owned holding company of a single stockholder related to ALT through common affiliate ownership (see Management’s Plan of Action for further information). On that date, El Paso also paid in full agreed-upon amounts due to ALT for recovery claims for vendor cover costs. Consequently, no recovery claim amounts were due to ALT from El Paso as of September 30, 2005.

NOTE 3 - OTHER RECEIVABLES

Other receivables consisted of the following at September 30:

	2005	2004

Gas imbalance receivable from LNG vendor	$30,016	$—

NOTE 4 - NOTES RECEIVABLE, RELATED PARTIES

The Company has notes receivable due from related parties at September 30, as follows, with interest at 6.00% and no specified repayment terms:

	2005	2004
FSI, note due to ALT	$430,000	$540,000
Kelley Aviation Associates, note due to ALT	45,000	45,000
TLNG, notes due to ALT and AZL, net of reserve of $200,000 and $200,000, respectively	4,705,000	1,095,000
TSSC, note due to ALT, net of reserve of $-0- and $333,000, respectively	—	75,000
NLI, note due to AZL	1,620,000	—
Individual, note due to AZL	2,500,000	—

Total Notes Receivable, Related Parties	$9,300,000	$1,755,000

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following as of September 30:

	Assets at Cost
	Balance September 30, 2004	Acquisitions	Dispositions	Balance September 30, 2005

Automobiles	$61,832	$27,400	$	$89,232
Office equipment	54,977	77,655	—	132,632
Machinery and equipment	1,560,381	—	100,504	1,459,877
Fueling stations	6,143,272	—	—	6,143,272
Oil and gas equipment	1,432,148	—	—	1,432,148
Capitalized cost of leased assets	1,277,215	—	273,675	1,003,540
Liquefaction facilities	400,000	7,969,600	—	8,369,600

	$10,929,825	$8,074,655	$374,179	$18,630,301

	Accumulated Depreciation
	Balance September 30, 2004	Depreciation Expense	Dispositions	Balance September 30, 2005	Book Value September 30, 2005

Automobiles	$26,687	$12,907	$—	$39,594	$49,638
Office equipment	34,616	9,791	—	44,407	88,225
Machinery and equipment	581,751	113,837	29,650	665,938	793,939
Fueling stations	3,598,734	656,613	—	4,255,347	1,887,925
Oil and gas equipment	352,937	71,607	—	424,544	1,007,604
Capitalized cost of leased assets	527,972	100,354	115,192	513,134	490,406
Liquefaction facilities	128,000	79,070	—	207,070	8,162,530

	$5,250,697	$1,044,179	$144,842	$6,150,034	$12,480,267

Depreciation and amortization expense for the year ended September 30, 2005 and 2004 was approximately $1,044,000 and $1,075,000, respectively.

ALT also leases fourteen LNG trailers under two separate operating lease agreements with Zions Credit Corporation. The lease agreements require monthly rental payments of approximately $40,000 and expire during 2006. Future minimum payments under the remaining lease terms were approximately $376,000 as of September 30, 2005. The lease agreements allow ALT to purchase the trailers at the end of the lease term for residual payments aggregating approximately $840,000.

NOTE 6 - DEVELOPMENT PROJECTS IN PROCESS

During 2002, ALT entered into a settlement agreement with a third party to abandon two of four previously ordered small scale liquefaction projects, due to the financial distress of the original manufacturer. All costs associated with the two abandoned contracts, aggregating $1,903,996, were written off to other expense during 2002. During 2002, ALT did receive two of the original four small scale liquefiers under its original contracts, the costs for which are included under development projects in process on the consolidated balance sheet at September 30,2004. Long-term debt related to all four small scale liquefiers is reflected in the 2004 consolidated balance sheet (see Note 7 for note payable details).

One of the small scale liquefiers acquired during 2002 was installed in northern California on a stranded gas well owned by an unrelated party. ALT commenced commercial production of LNG at this facility during 2004 but, due to problems with the adequacy of the gas flow from the stranded well, the liquefier was not able to sustain commercial levels of LNG production. The September 30, 2005 and 2004 balance sheets for ALT includes a reserve for impairment of $-0- and $1,097,375, respectively, related to this liquefier to adjust the capitalized development project in process balance downward to management’s estimate of the net recoverable value. Consequently, this unit remained in development projects at September 30, 2004.

The $536,446 cost basis of the second of the small scale liquefiers acquired during 2002 was transferred from development projects in process to equipment inventory during the fiscal year 2004.

In April 2005, an unrelated third party purchased both of these small scale liquefiers for cash of $200,000 and a promissory note of $1,800,000, with a remaining balance of $1,714,357 as of September 30, 2005. As a result of management’s previous impairment adjustments in 2003 and 2004 to reserve for management’s estimated fair values related to one of the liquefiers, the sale did not result in a material gain or loss for ALT. The remaining balance of the promissory note was subsequently received in full in October 2005.

NOTE 7 - LONG-TERM DEBT

Long-term debt consists of the following at September 30:

	2005	2004

ALT

Amarillo National Bank
Note; payable in 120 monthly installments of $70,782, including interest at 7.70%; secured by ALT security agreement including the pledge of accounts receivable, inventory, equipment and general intangibles as collateral.	$—	$2,807,353

Note; payable in 60 monthly installments of $80,854 including interest at LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by 28 trailers pledged by related party NLI and 17 trailers pledged by related party GSE.	—	2,960,918

	2005	2004

Amarillo National Bank (continued)
Note; payable in 60 monthly installments of $29,802 with, variable interest rates based on LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by accounts receivable, inventory and equipment (see Note 6).	—	622,436

Note; payable in 60 monthly installments of $29,802 with variable interest rates based on LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by accounts receivable, inventory, equipment and a small scale liquefier (see Note 6).	—	295,519

Note; payable in 60 monthly installments of $19,867 with variable interest rates based on LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by accounts receivable, inventory and equipment (see Note 6).	—	461,260

Note; payable in 60 monthly installments of $19,869 with variable interest rates based on LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by accounts receivable, inventory, equipment and a small liquefier (see Note 6).	—	445,309

Note; payable in 60 monthly installments of $9,914 including interest at LIBOR plus 3.00%; effective rate of 5.25% at September 30, 2004; secured by accounts receivable, inventory and equipment.	—	214,755

Total Amarillo National Bank	—	7,807,550

Zions Credit Corporation
Capital lease; payable in 60 monthly installments of $8,043 including interest at LIBOR plus 2.00%; effective rate of 4.25% at September 30, 2004; secured by LNG equipment.	—	66,193

Capital lease; payable in 60 monthly installments of $6,196 including interest at LIBOR plus 2.00%; effective rate of 4.25% at September 30, 2004; secured by LNG equipment.	—	68,156

Total Zions Credit Corporation	—	134,349

	2005	2004
Related Parties
Note to Kelley Funded Trust; payable upon demand, including interest at 6.00%; unsecured.	1,000,000	1,000,000

Note to Jack B. Kelley, Inc.; payable in 107 monthly installments of $80,321 including interest at 3.11%; unsecured. Balance at September 30, 2005 includes approximately $5,400,000 reclassified during fiscal year 2004 from accounts payable, related parties. (see Note 12 for further information)	6,184,831	6,943,499

Note to Golden Spread Energy, Inc.; payable upon demand, including interest at 6.00%; unsecured.	—	750,000

Note to individual; payable in 84 monthly installments of $12,625 including interest at 8.00%; unsecured; (payments suspended upon request of individual).	—	579,698

Note to Neptune Leasing, Inc.; payable upon demand, including interest at 6.00%; unsecured.	—	370,000

Note to Specialty Trailer Leasing, Inc., payable upon demand, including interest at 6.00%; unsecured.	—	320,000

Total Related Parties	7,184,831	9,963,197

Total ALT Long-Term Debt	7,184,831	17,905,096

MSPC

GMAC
Note; payable in 36 monthly installments of $872 without interest; secured by vehicle.	—	15,685

Note; payable in 36 monthly installments of $846 without interest; secured by vehicle.	—	2,545

Total GMAC	—	18,230

Related Parties
Note to Kelley Funded Trust; payable upon demand, including interest at 6.00%; unsecured.	1,127,118	500,000

	2005	2004
Related Parties (continued)
Note to Neptune Leasing, Inc.; payable upon demand, including interest at 9.00%; unsecured.	—	1,250,000

Note to individual; payable upon demand including interest at 6.00%; unsecured.	—	500,000

Note to Kelley Family Trust #B; payable upon demand, including interest at 6.00%; unsecured.	—	150,000

Note to Kelley Family Trust #C; payable upon demand, including interest at 6.00%; unsecured.	—	150,000

Note to Kelley Family Trust #D; payable upon demand, including interest at 6.00%; unsecured.	—	150,000

Total Related Parties	1,127,118	2,700,000

Total MSPC Long-Term Debt	1,127,118	2,718,230

GSSC

Related Parties
Note to Tech-San South Chollas Energy, LLC, payable upon demand, including interest at 6.00%; unsecured.	—	20,716

Note to Golden Spread Energy, Inc., payable upon demand, including interest at 6.00%; unsecured.	—	10,000

Total GSSC Long-Term Debt	—	30,716

AFT

Related Parties
Note to Kelley Funded Trust; payable upon demand, including interest at 6.00%; unsecured.	275,000	275,000

Total AFT Long-Term Debt	275,000	275,000

Total Long-Term Debt	8,586,949	20,929,042

Less current maturities	2,855,842	9,555,576

Long-Term Debt less current maturities	$5,731,107	$11,373,466

Following are the maturities of notes payable:

Year Ending	September 30, 2006	$2,855,842
	2007	622,657
	2008	670,995
	2009	723,086
	2010	779,221
	2011 and after	2,935,148

		$8,586,949

Interest expense for the year ended September 30, 2005 and 2004 was $1,041,727 and $1,193,187, respectively. During the year ended September 30, 2004, Amarillo National Bank granted a five-month principal moratorium for ALT. During 2005 all debt to Amarillo National Bank was paid off.

NOTE 8 - INCOME TAXES

The components of the Federal income tax provision for MSPC are as follows at September 30:

	2005	2004

Current	$—	$(3,104)
Deferred	21,157	(184,048)

Total Income Tax Expense (Benefit)	$21,157	$(187,152)

The income tax provision differs from the expense that could result from applying federal statutory tax rates to income before income taxes because certain expenses, such as statutory depletion for income taxes, differ from the expenses (such as cost depletion and depreciation) required for financial reporting purposes.

The deferred income tax asset (liability) is comprised of the following:

	2005	2004

Deferred Income Tax Asset (Liability) - Long-Term:
Net operating loss carryforward	$935,333	$509,125
Less: reserve for deferred income tax asset	(467,666)	—
Depreciation	(118,382)	(110,592)
Depletion	84,183	56,092

Total Deferred Income Tax Asset
- Long-Term	$433,468	$454,625

As of September 30, 2005, MSPC has total net operating loss carryforwards available to reduce future federal taxable income of approximately $2,750,000. If not utilized, these net operating loss carryforwards will expire between 2022 and 2025.

NOTE 9 - RETIREMENT PLAN

GSE maintains a qualified retirement plan with a salary reduction feature as defined by Section 401(k) of the Internal Revenue Code, which generally provides that employee contributions under such a plan are deferred for income tax purposes until withdrawn. The plan provides benefits to all employees of certain related companies of GSE, including the employees of ALT. In order to be eligible for this plan, an employee must be a fulltime employee for 12 consecutive months, worked a minimum of 1,000 hours and be at least 21 years of age. Under its provisions, eligible employees may contribute up to 25% of their annual salaries.

NOTE 10 - MAJOR SUPPLIERS

During the year ended September 30, 2005, approximately 98%, or $25,447,000, of ALT’s gross cost of goods sold was attributable to four vendors, two of which are related parties and one of which is AZL, a variable interest entity. At September 30, 2005, accounts payable to these suppliers totaled approximately $1,635,000.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Beginning after its inception, in connection with its favorable long-term fixed price LNG supply contract with El Paso (see Management’s Plan of Action for further information), ALT entered into various fixed price LNG retail sales contracts with several of its customers. As a result of the August 26, 2005 contract settlement with El Paso, AZL is now obligated to perform under the supply contract to ALT. However, as it relates to the consolidated ALT enterprise (which includes AZL as a variable interest entity of ALT), this favorable fixed price supply contract does not exist given that it is between ALT and AZL, which are consolidated together in these financials, and does not involve a third party. Thus, the settlement with El Paso exposes the consolidated ALT enterprise to current market index pricing for all LNG supply. At present, index pricing for LNG is significantly higher in cost than the fixed price LNG previously obtained under the contract with El Paso. During 2005 and early 2006, ALT renegotiated all but two of its fixed price retail sales contracts with its customers, moving them to current market index pricing. As of September 30, 2005, approximately 42% of ALT’s monthly LNG sales volumes were under unfavorable fixed price retail sales contracts. Subsequent to September 30, 2005, ALT renegotiated several more of its fixed price retail sales contracts, reducing those fixed price monthly sales volumes to approximately 6% by February 2006. Based on contract expirations with these remaining fixed price customers, ALT’s sales will be priced 100% on market indices by December 2006.

Upon the contract settlement between ALT and El Paso on August 26, 2005, AZL recorded in its separate company balance sheet the estimated fair value of its long-term fixed price LNG supply obligation to ALT of $53,100,000 (see Management’s Plan of Action for further information). The fair value of AZL’s obligation at the settlement date was estimated based on the following: (1) required supply volumes under the contract through its expiration in 2009, (2) then-current market and future prices of natural gas, and (3) estimated plant operating expenses to produce LNG by AZL. This material estimate on AZL’s separate balance sheet is subject to significant change in the near future from both changes in current market and future prices of natural gas and changes in plant operating expenses to produce LNG by AZL. Note, however, that this LNG supply obligation on AZL’s separate balance sheet was eliminated in consolidation with ALT. As noted above, given that ALT is the counterparty to this LNG supply contract and no obligation exists with a third party, no liability exists related to the LNG supply agreement on ALT’s consolidated balance sheet.

Various legal proceedings, arising in the normal course of business, are pending against ALT and its subsidiaries. Management, after reviewing these matters with legal counsel, believe that the aggregate liability, if any, resulting from them will not be material to the consolidated financial statements.

NOTE 12 - SUBSEQUENT EVENTS

Effective November 1, 2005, ALT entered into a re-advancing loan agreement with JBK for $8,000,000, with a signed promissory note payable due October 20, 2015. Terms of the promissory note include interest at 7.50% and require monthly principal and interest payments of $72,652, until maturity. This re-advancing loan agreement was a renewal of the ALT note payable due to JBK, with an outstanding balance of $6,184,831 at September 30, 2005 (see Note 7 for further detail). ALT collateral pledged on this re-advancing loan agreement includes accounts receivable, inventory and equipment.

Also during November 2005, the following transactions occurred:

•               The Willis, Texas liquefaction plant, including certain production equipment owned by ALT and the real estate, contracts, equipment and leasehold improvements owned by TLNG, were sold to an unrelated third party.  ALT received approximately $200,000 and TLNG received approximately $10,200,000 of the cash proceeds from this sale.

•               ALT acquired 100% of the stock of related party FSI from GSE in exchange for $10,000.   Going forward FSI will be a subsidiary of ALT and consolidated in its annual financial statements.

•      GSE and NLI made cash capital contributions of $2,550,000 and $2,450,000, respectively.

•               ALT distributed 100% of the stock of MSPC to its two members, GSE and NLI.  Going forward MSPC will no longer be a subsidiary of ALT or consolidated in its annual financial statements.

Effective November 30, 2005, the following transactions occurred with ARI:

•               GSE and NLI entered into a stock purchase agreement with Apollo Production & Operating Inc., a wholly owned subsidiary of ARI, in which they sold 100% of the issued and outstanding stock of MSPC in exchange for 20,250,000 shares of common stock in ARI.

•               GSE and NLI (the two members of ALT) entered into a transfer and exchange agreement with ARI and Apollo LNG, Inc., an ARI subsidiary. The agreement provided for the transfer of 100% of the membership units of ALT to Apollo LNG, Inc. in exchange for 10,125,000 shares of the Series A Preferred Stock of Apollo LNG, Inc. and 10,125,000 shares of the Series B Preferred Stock of Apollo LNG, Inc.

•               The sole shareholder of TxHLDM sold 100% of the stock of TxHLDM, including its single-member limited liability company, AZL, to Apollo LNG, Inc.    In consideration for this sale, the sole shareholder of TxHLDM received cash and a signed promissory note.   Collateral pledged on the note payable to the sole shareholder includes a first lien on the stock and assets of both Apollo LNG, Inc. and TxHLDM, a first lien on the member units and assets of AZL and a lien on both the member units and assets of ALT.

NOTE 13 - CONDENSED FINANCIAL INFORMATION FOR TEXAS LNG, LTD., A NON-CONSOLIDATED VARIABLE INTEREST ENTITY (See Note 1 for further information)

Balance Sheet Highlights as of September 30 (approximate):

	2005	2004
Assets
Cash	$2,000	$19,000
Other current assets	1,502,000	878,000
Property and equipment, net	3,266,000	3,234,000
Other assets	5,000	56,000

Total Assets	$4,775,000	$4,187,000

Liabilities
Accounts payable	$813,000	$398,000
Accrued expenses	61,000	168,000
Current and long-term debt	4,990,000	4.667,000

Total Liabilities	5,864,000	5,233,000

Partners’ Deficit	(1,089,000)	(1,046,000)

Total Liabilities and Partners’ Deficit	$(4,775,000)	$(4,187,000)

Statement of Operations Highlights for the Years Ended September 30 (approximate):

	2005	2004

LNG sales to ALT	$8,045,000	$5,843,000
Cost of goods sold	7,113,000	6,273,000

Gross profit (loss)	932,000	(430,000)
Other operating expenses	689,000	624,000

Income (loss) from operations	243,000	(1,054,000)
Other income (expenses)	(286,000)	(208,000)

Net Loss	$(43,000)	$(1,262,000)

JOHNSON & SHELDON, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

To The Board of Managers
Applied LNG Technologies USA, LLC and Subsidiaries
Amarillo, Texas

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTAL INFORMATION

Our report on our audits of the consolidated financial statements of Applied LNG Technologies USA, LLC, and Subsidiaries as of and for the years September 30, 2005 and 2004 appears on page one. These audits were made primarily to form an opinion on such consolidated financial statements taken as a whole. The supplemental information is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the audit procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Due to its statement of position, operations and cash flow of Golden Spread South Chollas, LLC, being immaterial to the supplemental information presented, its separate company financial statements as of and for the year ended September 30, 2005 are not presented separately in the accompanying consolidated supplemental information, but are consolidated with its parent company, Applied LNG Technologies USA, LLC.

Johnson & Sheldon, P.C.

January 6, 2006

SUITE 200. 500 TAYLOR	RSM McGladrey Network	TELEPHONE 806/ 371-7661
P.O. BOX 509	An Independently Owned Member	FAX: 806/ 371-0529
AMARILLO, TX 79105-0509		TOLL FREE: 1-800-530-4804

SUPPLEMENTAL INFORMATION

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

BALANCE SHEET CONSOLIDATION SCHEDULE

September 30, 2005

(with comparative totals for 2004)

	2004 Consolidated	2005 Consolidated	Eliminations	Combined	Applied LNG Technologies, USA, LLC	Renewable Alternative Fuels, LLC	Alternative Fuels Technologies, LLC	Mountain States Petroleum Corporation	Arizona LNG, LLC (a variable interest entity)
ASSETS
Current Assets
Cash in bank	$69,489	$4,032,345	$—	$4,032,345	$1,349,772	$137	$9,066	$616,705	$2,056,665
Trade accounts receivable	2,671,916	3,032,119	—	3,032,119	2,727,196	—	—	304,923	—
Less: allowance for doubtful accounts	—	(125,000)	—	(125,000)	(125,000)	—	—	—	—
Accounts receivable, related parties	154,568	248,737	—	248,737	248,737	—	—	—	—
Recovery claims for vendor cover costs	349,865	—	—	—	—	—	—	—	—
Less: reserve for recovery claims	(349,865)	—	—	—	—	—	—	—	—
Other receivables	—	30,016	—	30,016	—	—	—	—	30,016
Other receivables, affiliates	—	—	(126,760)	126,760	59,260	—	—	—	67,500
Other receivable, related parties	61,375	163,681	—	163,681	118,466	—	—	—	45,215
Liquefied natural gas inventory	76,949	48,510	—	48,510	29,020	—	—	—	19,490
Prepaid expenses	73,953	100,883	—	100,883	64,234	—	—	7,023	29,626
Notes receivable	—	1,714,357	—	1,714,357	1,714,357	—	—	—	—
Total Current Assets	3,108,250	9,245,648	(126,760)	9,372,408	6,186,042	137	9,066	928,651	2,248,512
Property, Plant and Equipment
Cost	10,929,825	18,630,301	—	18,630,301	9,071,554	—	—	1,493,980	8,064,767
Less: accumulated depreciation and amortization	(5,250,697)	(6,150,034)	—	(6,150,034)	(5,631,245)	—	—	(463,597)	(55,192)
Total Property, Plant and Equipment, net	5,679,128	12,480,267	—	12,480,267	3,440,309	—	—	1,030,383	8,009,575
Oil and Gas Properties
Cost	5,919,718	5,919,718	—	5,919,718	—	—	—	5,919,718	—
Less: accumulated depletion and depreciation	(451,642)	(534,261)	—	(534,261)	—	—	—	(534,261)	—
Total Oil and Gas Properties	5,468,076	5,385,457	—	5,385,457	—	—	—	5,385,457	—
Other Assets
Notes receivable, related parties	1,755,000	9,300,000	—	9,300,000	680,000	—	—	—	8,620,000
Equipment inventory	1,347,060	790,564	—	790,564	790,564	—	—	—	—
Less: reserve for valuation	(95,276)	(353,702)	—	(353,702)	(353,702)	—	—	—	—
Development projects in process	2,806,354	—	—	—	—	—	—	—	—
Less: reserve for impairment	(1,097,375)	—	—	—	—	—	—	—	—
Work in process	—	361,146		361,146	—	—	—	361,146	—
Deposits - utilities and gas supply	1,020	451,020	—	451,020	1,020	—	—	—	450,000
Net deferred tax assets	454,625	901,134	—	901,134	—	—	—	901,134	—
Less: reserve for deferred tax assets	—	(467,666)	—	(467,666)	—	—	—	(467,666)	—
Other assets	149,399	92,161	—	92,161	70,464	—	21,697	—	—
Total Other Assets	5,320,807	11,074,657	—	11,074,657	1,188,346	—	21,697	794,614	9,070,000
Accounts and Notes Receivable from Affiliates	—	—	(14,524,846)	14,524,846	411,204	—	1,000	—	14,112,642
Investments in Subsidiaries	—	—	(990,057)	990,057	990,057	—	—	—	—
Total Assets	$19,576,261	$38,186,029	$(15,641,663)	$53,827,692	$12,215,958	$137	$31,763	8,139,105	$33,440,729

See accompanying independent auditors’ report on supplemental information

	2004 Consolidated	2005 Consolidated	Eliminations	Combined	Applied LNG Technologies, USA, LLC	Renewable Alternative Fuels, LLC	Alternative Fuels Technologies, LLC	Mountain States Petroleum Corporation	Arizona LNG, LLC (a variable interest entity)
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Current portion of long-term debt and capital leases	$2,668,345	$—	$—	$—	$—	$—	$—	$—	$—
Current portion of related parties long-term debt	6,887,231	2,855,842	—	2,855,842	1,453,724	—	275,000	1,127,118	—
Current portion of LNG contract obligation	—	—	(15,333,464)	15,333,464	—	—	—	—	15,333,464
Trade accounts payable	3,357,594	3,733,001	—	3,733,001	166,966	—	878	1,490,431	2,074,726
Accounts payable, related parties	2,816,474	330,375	—	330,375	286,157	—	—	—	44,218
Accrued expenses and other payables	446,382	1,056,668	—	1,056,668	871,037	—	—	181,514	4,117
Accrued interest, affiliates	—	—	(126,750)	126,750	50,000	—	59,250	17,500	—
Accrued interest, related parties	711,365	290,783	—	290,783	135,343	—	49,500	105,940	—
Unearned revenues	5,000	226,094	—	226,094	226,094	—	—	—	—
Unearned grant revenues	225,000	—	—	—	—	—	—	—	—
Total Current Liabilities	17,117,391	8,492,763	(15,460,214)	23,952,977	3,189,321	—	384,628	2,922,503	17,456,525
Accounts and Notes Payable to Affiliates	—	—	(14,524,846)	14,524,846	10,613,642	—	374,000	3,500,000	37,204
Long-Term Liabilities
Long-term debt and capital leases, net of current maturities	5,291,784	—	—	—	—	—	—	—	—
Long-term debt to related parties, net of current maturities	6,081,682	5,731,107	—	5,731,107	5,731,107	—	—	—	—
LNG contract obligation, net of current portion	—	—	(36,254,194)	36,254,194	—	—	—	—	36,254,194
Total Long-Term Liabilities	11,373,466	5,731,107	(36,254,194)	41,985,301	5,731,107	—	—	—	36,254,194
Total Liabilities	28,490,857	14,223,870	(66,239,254)	80,463,124	19,534,070	—	758,628	6,422,503	53,747,923
Minority Interest	(5,382)	—	—	—	—	—	—	—	—
Equity (Deficit)
Common stock	—	—	(2,000)	2,000	—	—	—	2,000	—
Paid in capital	—	—	(2,397,850)	2,397,850	—	—	—	2,397,850	—
Fixed investment account	487,941	487,941	(331,515)	819,456	502,941	305,515	11,000	—	—
Accumulated deficit of variable interest entity	—	(1,719,535)	(1,719,535)	—	—	—	—	—	—
Accumulated earnings (deficit)	(9,397,155)	25,193,753	55,048,491	(29,854,738)	(7,821,053)	(305,378)	(737,865)	(683,248)	(20,307,194)
Total Equity (Deficit)	(8,909,214)	23,962,159	50,597,591	(26,635,432)	(7,318,112)	137	(726,865)	1,716,602	(20,307,194)
Total Liabilities and Equity (Deficit)	$19,576,261	$38,186,029	$(15,641,663)	$53,827,692	12,215,958	$137	$31,763	$8,139,105	$33,440,729

See accompanying independent auditors’ report on supplemental information

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

STATEMENT OF OPERATIONS CONSOLIDATION SCHEDULE

Year Ended September 30, 2005

(with comparative totals for 2004)

	2004 Consolidated	2005 Consolidated	Eliminations	Combined	Applied LNG Technologies, USA, LLC	Renewable Alternative Fuels, LLC	Alternative Fuels Technologies, LLC	Mountain States Petroleum Corporation	Arizona LNG, LLC (a variable interest entity)
Revenues
Liquefied natural gas sales	$24,789,897	$29,596,919	$—	$29,596,919	$29,596,919	$—	$—	$—	$—
Liquefied natural gas sales to affiliate	—	—	(725,521)	725,521	—	—	—	—	725,521
Liquefied natural gas sales to related parties	1,265,417	925,764	—	925,764	925,764	—	—	—	—
Total Revenues	26,055,314	30,522,683	(725,521)	31,248,204	30,522,683	—	—	—	725,521
Cost of Goods Sold
Liquefied natural gas, product costs, net of recovery claims of $1,240,000 and $533,000, respectively	9,734,216	9,897,801	—	9,897,801	7,617,278	—	—	—	2,280,523
Liquefied natural gas, product costs, to affiliate	—	—	(725,521)	725,521	725,521	—	—	—	—
Liquefied natural gas, product costs, to related party	5,843,377	8,044,845	—	8,044,845	8,044,845	—	—	—	—
Liquefied natural gas, transportation costs	759,945	735,770	—	735,770	735,770	—	—	—	—
Liquefied natural gas, transportation costs, to related party, net of recovery cost of $1,091,000 and $578,000, respectively	5,208,521	6,364,506	—	6,364,506	6,364,506	—	—	—	—
Total Cost of Goods Sold	21,546,059	25,042,922	(725,521)	25,768,443	23,487,920	—	—	—	2,280,523
Gross Profit (Loss)	4,509,255	5,479,761	—	5,479,761	7,034,763	—	—	—	(1,555,002)
Other Operating Income (Expense)
Oil and gas revenues	1,983,964	3,168,029	—	3,168,029	—	—	—	3,168,029	—
Oil and gas operating expenses	(1,928,036)	(3,756,600)	—	(3,756,600)	—	—	—	(3,756,600)	—
Service and maintenance income	217,262	208,498	(10,000)	218,498	208,498	—	—	—	10,000
Lease income	808,925	664,569	—	664,569	664,569	—	—	—	—
Lease and operating income from related parties	460,543	420,000	—	420,000	420,000	—	—	—	—
Project income	816,816	279,890	—	279,890	279,890	—	—	—	—
Other operating income	90,033	20,606	—	20,606	—	—	—	20,606	—
Depreciation and amortization	(1,075,873)	(1,044,177)	—	(1,044,177)	(905,012)	—	—	(83,973)	(55,192)
Depletion	(90,948)	(82,619)	—	(82,619)	—	—	—	(82,619)	—
Project expense	(152,281)	(132,134)	—	(132,134)	(132,134)	—	—	—	—
Equipment rent expense	(498,833)	(495,004)	—	(495,004)	(495,004)	—	—	—	—
Equipment rent expense, to related parties	(670,196)	(622,721)	—	(622,721)	(622,721)	—	—	—	—
Maintenance and plant operating expenses	(419,964)	(337,559)	—	(337,559)	(158,408)	—	(29)	—	(179,122)
Total Other Operating Income (Expense)	(458,588)	(1,709,222)	(10,000)	(1,699,222)	(740,322)	—	(29)	(734,557)	(224,314)
Marketing, Selling and Administrative Expenses
Marketing and selling expenses	68,276	87,985	—	87,985	87,985	—	—	—	—
Administrative expenses	2,774,888	2,600,485	(10,000)	2,610,485	2,182,238	4,428	10,526	344,250	69,043
Administrative expenses, related party	36,000	36,000	—	36,000	36,000	—	—	—	—
Total Marketing, Selling and Administrative Expenses	2,879,164	2,724,470	(10,000)	2,734,470	2,306,223	4,428	10,526	344,250	69,043
Income (Loss) from Operations	1,171,503	1,046,069	—	1,046,069	3,988,218	(4,428)	(10,555)	(1,078,807)	(1,848,359)

See accompanying independent auditors’ report on supplemental information

					Applied LNG	Renewable		Mountain States	Arizona LNG, LLC
	2004	2005			Technologies,	Alternative	Alternative Fuels	Petroleum	(a variable
	Consolidated	Consolidated	Eliminations	Combined	USA, LLC	Fuels, LLC	Technologies. LLC	Corporation	interest entity)

Other Income (Expense)
Partnership investment earnings	(4,211)	(37,238)	—	(37,238)	(37,238)	—	—	—	—
Equity in affiliates’ earnings	—	—	1,380,261	(1,380,261)	(1,380,261)	—	—	—	—
Minority interest in affiliate’s earnings	82,773	—	—	—	—	—	—	—	—
Interest income	44,948	242,379	(107,780)	350,159	221,043	—	244	48	128,824
Administrative services, related party	180,000	80,000	—	80,000	80,000	—	—	—	—
Other income	19,577	5,325	—	5,325	5,325	—	—	—	—
Gain on disposal of equipment	—	1,500	—	1,500	—	—	1,500	—	—
Sales of scrap material	20,000	13,314	—	13,314	13,314	—	—	—	—
Provision for bad debts	(200,000)	(125,000)	—	(125,000)	(125,000)	—	—	—	—
Interest expense	(550,032)	(444,558)	—	(444,558)	(445,212)	—	—	654	—
Interest expense, affiliates	—	—	107,780	(107,780)	(50,000)	—	(21,000)	(36,780)	—
Interest expense, related parties	(643,155)	(597,169)	—	(597,169)	(382,292)	—	(16,500)	(198,377)	—
Gain (loss) on discontinued projects	(34,978)	(33,666)	—	(33,666)	6,384	—	(40,050)	—	—
Gain on LNG contract settlement	—	33,000,000	33,000,000	—	—	—	—	—	—
Amortization of LNG contract obligation	—	—	(1,512,342)	1,512,342	—	—	—	—	1,512,342
Inventory valuation adjustment	—	(258,426)	—	(258,426)	(258,426)	—	—	—	—
Impairment on development projects	(160,870)	—	—	—	—	—	—	—	—
Impairment of goodwill	—	—	20,100,000	(20,100,000)	—	—	—	—	(20,100,000)
Total Other Income (Expense), net	(1,245,948)	31,846,461	52,967,919	(21,121,458)	(2,352,363)	—	(75,806)	(234,455)	(18,458,834)

Income (Loss) Before Income Taxes	(74,445)	32,892,530	52,967,919	(20,075,389)	1,635,855	(4,428)	(86,361)	(1,313,262)	(20,307,193)

Income Tax Expense (Benefit)	(187,152)	21,157	—	21.157	—	—	—	21,157	—

Net Income (Loss)	$112,707	$32,871,373	$52,967,919	$(20,096,546)	$1,635,855	$(4,428)	$(86,361)	$(1.334,419)	$(20,307,193)

See accompanying independent auditors’ report on supplemental information

APPLIED LNG TECHNOLOGIES USA, LLC
AND SUBSIDIARIES

STATEMENT OF CASH FLOWS CONSOLIDATION SCHEDULE
Year Ended September 30,2005
(with comparative totals for 2004)

					Applied LNG	Renewable		Mountain States	Arizona LNG, LLC
	2004	2005			Technologies,	Alternative	Alternative Fuels	Petroleum	(a variable
	Consolidated	Consolidated	Eliminations	Combined	USA, LLC	Fuels, LLC	Technologies. LLC	Corporation	interest entity)

Cash Flows From Operating Activities
Net Income (Loss)	$112,707	$32,871,373	$52,967,919	$(20,096,546)	$1,635,855	$(4,428)	$(86,361)	$(1,334,419)	$(20,307,193)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,075,873	1,044,177	—	1,044,177	905,012	—	—	83,973	55,192
Amortization of LNG contract obligation	—	—	1,512,342	(1,512,342)	—	—	—	—	(1,512,342)
Depletion	90,948	82,619	—	82,619	—	—	—	82,619	—
Provision for bad debt	200,000	125,000	—	125,000	125,000	—	—	—	—
Reserve for impairment of development projects	160,870	—	—	—	—	—	—	—	—
Reserve for equipment inventory valuation	—	258,426	—	258,426	258,426	—	—	—	—
Impairment of goodwill	—	—	(20,100,000)	20,100,000	—	—			20,100,000
Undistributed earnings of partnerships	4,211	37,238	—	37,238	37,238	—	—	—	—
Undistributed earnings of subsidiaries	(82,773)	—	(1,380,261)	1,380,261	1,380,261	—	—	—	—
Gain on LNG contract settlement	—	(33,000,000)	(33,000,000)						—
(Gain) loss on discontinued projects	89,978	8,291	—	8,291	8,291	—	—	—	—
Gain or, disposal of equipment	—	(1,500)	—	(1,500)	—	—	(1,500)
Sales of scrap material	—	(13,314)	—	(13,314)	(13,314)	—	—	—	—
(Increase) decrease in operating assets:
Accounts receivable, trade	225,908	(390,219)	—	(390,219)	(240,169)	—	—	(120,034)	(30,016)
Accounts receivable, affiliates	—	—	652,146	(652,146)	(39,504)				(612,642)
Accounts receivable, related parties	(746,278)	(94,169)	—	(94,169)	(94,169)	—	—	—	—
Recovery claims for vendor costs, net	523,383	—
Other receivables, affiliates	—	—	70,219	(70,219)	(2,719)	—			(67,500)
Other receivables, related parties	—	(102,316)		(102,316)	(57,101)			—	(45,215)
LNG inventory	2,127	28,439	—	28,439	47,929	—	—	—	(19,490)
Prepaid expenses	38,490	(26,930)	—	(26,930)	2,696	—	—	—	(29,626)
Equipment inventory	(20,050)	21,550	—	21,550	—	—	21,550
Other assets	(201,892)	(416,633)	—	(416,633)	—	—	20,000	13,367	(450,000)
Increase (decrease) in operating liabilities:
Trade accounts payable	(430,339)	375,407	—	375,407	(2,506,947)	—	(23,122)	830,750	2,074,726
Accounts payable, affiliates	—	—	(652,146)	652,146	612,642	(21,700)	24,000	—	37,204
Accounts payable, related parties	1,737,620	(1,656,951)	—	(1,656,951)	(1,688,449)	—		(12,720)	44,218
Accrued expense payable and other payables	682,258	189,704	(70,219)	259,923	373,044	—	37,500	(154,737)	4,116
Unearned revenue	—	221,094	—	221,094	221,094	—	—	—	—
Unearned grant revenue	16,493	—
Deferred tax liability	—	7,790	—	7,790	—	—	—	7,790	—
Net Cash Provided by (Used for)
Operating Activities	3,479,534	(430,924)	—	(430.924)	965,116	(26,128)	(7.933)	(603,411)	(758,568)

See accompanying independent auditors’ report on supplemental information

	2004 Consolidated	2005 Consolidated	Eliminations	Combined	Applied LNG Technologies, USA, LLC	Renewable Alternative Fuels, LLC	Alternative Fuels Technologies, LLC	Mountain States Petroleum Corporation	Arizona LNG, LLC (a variable interest entity)

Cash Flows From Investing Activities
Investment in subsidiaries	—	—	30,701	(30,701)	(30,701)	—	—	—	—
Receipt of cash in variable interest entity	—	25,000,000	—	25,000,000	—	—	—	—	25,000,000
Principal payments received	—	85,643	—	85,643	85,643	—	—	—	—
Principal payments received from affiliates	—	—	(385,634)	385,634	385,634	—	—	—	—
Principal payments received from related parties	—	1,494,852	—	1,494,852	1,494,852	—	—	—	—
Advances on notes receivable to affiliates	—	—	13,535,000	(13,535,000)	(35,000)	—	—	—	(13,500,000)
Advances on notes receivable to related parties	(853,000)	(9,869,000)	—	(9,869,000)	(1,249,000)	—	—	—	(8,620,000)
Development projects in progress, net	(507,415)	244,418	—	244,418	244,418	—	—	—	—
Work in process	—	(361,146)	—	(361,146)	—	—	—	(361,146)	—
Purchases of property, plant and equipment	(39,875)	(20,552)	54,103	(74,655)	(9,888)	—	—	—	(64,767)
Proceeds from sales of property, plant and equipment	—	125,549	(54,103)	179,652	179,652	—	—	—	—
Net Cash Provided by (Used for)
Investing Activities	(1,400,290)	16,699,764	13,180,067	3,519.697	1,065,610	—	—	(361,146)	2,815,233
Cash Flows From Financing Activities
Proceeds from capital contribution	69,856	5,394	(30,701)	36,095	—	26,095	10,000	—	—
Proceeds from issuance of debt, affiliates	—	—	(13,535,000)	13,535,000	10,035,000	—	—	3,500,000	—
Proceeds from issuance of debt, related parties	410,000	1,202,118	—	1,202,118	—	—	—	1,202,118	—
Repayments of debt	(1,748,116)	(7,960,129)	—	(7,960,129)	(7,941,899)	—	—	(18,230)	—
Repayments of debt, affiliates	—	—	385,634	(385,634)	—	—	—	(385,634)	—
Repayments of debt, related parties	(932,706)	(5,553,366)	—	(5,553,366)	(2,778,366)	—	—	(2,775,000)	—
Net Cash Provided by (Used for)
Financing Activities	(2,200,966)	(12,305,983)	(13,180,067)	874,083	(685,265)	26,095	10,000	1,523.254	—
Net Increase (Decrease) in Cash in Bank	(121,722)	3,962,856	—	3,962,856	1,345,460	(33)	2,067	558,697	2,056,665
Cash in Bank, Beginning of Year	191,211	69,489	—	69,489	4,312	170	6,999	58,008	—
Cash in Bank, End of Year	$69,489	$4,032,345	$—	$4,032,345	$1,349,772	$137	9,066	$616,705	$2,056,665
Supplemental Disclosures
Interest paid	$823,013	$1,274,786	$—	$1,274,786	$1,042,564	$—	$—	$232,222	$—
Supplemental Noncash Operating Activities
Accounts payable offset with TLNG	—	(829,148)	—	(829,148)	(829,148)	—	—	—	—
Accounts payable offset with JBK	(5,400,000)	—	—	—	—	—	—	—	—
Supplemental Noncash Investing Activities
Note receivable offset with TLNG	—	829,148	—	829,148	829,148	—	—	—	—
Note receivable issued from sale of small scale liquefiers	—	(1,800,000)	—	(1,800,000)	(1,800,000)	—	—	—	—
Small scale liquefiers sold	—	1,800,000	—	1,800,000	1,800,000	—	—	—	—
Supplemental Noncash Financing Activities
Note payable issued with JBK	5,400,000	—	—	—	—	—	—	—	—

See accompanying independent auditors’ report on supplemental information

Pro Forma Financial Information

Below is a presentation of pro forma financial statements consisting of a balance sheet for the last reporting period of the Company, September 30, 2005 and statements of operations for the nine months ended September 30, 2005. The pro forma financial statements consist of the accounts of the Company and ALT. At September 30, 2005 the consolidated financial statements and independent auditors’ report for ALT included the other acquisitions of the Company, Arizona LNG and Mountain States.

Apollo Resources International, Inc.

Pro Forma Condensed Balance Sheet – Unaudited

September 30, 2005

	Apollo	ALT & Subsidiaries	Adjustments		Consolidated
CURRENT ASSETS
Cash	$33,164	$4,032,345	$(4,500,000	)(a)	$4,270,509
			4,705,000	(e)
Accounts receivable	325,064	3,349,553	—		3,674,617
Notes receivable	—	1,714,357	—		1,714,357
Other current assets	241,406	149,393	—		390,799
Total Current Assets	599,634	9,245,648	205,000		10,050,282

Property & equipment, net	17,425,441	17,865,724	—		35,291,165
Investments	695,000	—	—		695,000
Goodwill	4,283,913	—	21,537,841	(a),(b),(c)	25,821,754
Notes receivable	—	9,300,000	(4,705,000	)(e)	4,595,000
Other assets	462,839	1,774,657	—		2,237,496
TOTAL ASSETS	$23,466,827	$38,186,029	$17,037,841		$78,690,697

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,306,334	$5,636,921	$—		$8,943,255
Notes payable	1,282,679	2,855,842	—		4,138,521
Other current liabilities	41,386	—	—		41,386
Total Current Liabilities	4,630,399	8,492,763	—		13,123,162
Long-term debt	1,089,754	5,731,107	6,000,000(	a)	12,820,861
Asset retirement obligations	1,141,135	—	—		1,141,135
TOTAL LIABILITIES	6,861,288	14,223,870	6,000,000		27,085,158

STOCKHOLDERS’ EQUITY
Common stock	96,812	—	25,000(	b)	121,812
Convertible preferred series A	—	—	12,500,000(	c)	12,500,000
Convertible preferred series B	—	—	12,500,000(	c)	12,500,000
Additional paid in capital	45,663,972	—	8,942,503	(b),(d)	54,606,475
Accumulated Earnings (Deficit)	(18,685,423)	23,474,218	(22,441,721	)(d)	(17,652,926)
Common stock issued for future services	(10,469,822)	—	—		(10,469,822)
Fixed investment account	—	487,941	(487,941	)(d)	—
Total Stockholders’ Equity	16,605,539	23,962,159	11,037,841		51,605,539
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,466,827	$38,186,029	$17,037,841		$78,690,697

Notes to Unaudited Pro Forma Condensed Balance Sheet

 The pro forma condensed consolidated balance sheet has been prepared utilizing the historical balance sheet of the Company and ALT and subsidiaries at September 30, 2005, is based upon the assumption that the acquisition of ALT and subsidiaries was accounted for under the purchase method of accounting for business combinations, occurred as of January 1, 2005 and includes the following pro forma adjustments.

(a)          Adjustment to reflect the allocation of the total purchase price for TxHLDM and Arizona LNG resulting in the cost over fair value of the assets acquired allocated to goodwill, the issuance of a secured promissory note in the original principal amount of $6,000,000 and cash paid of $4,500,000.

(b)         Adjustment to reflect the allocation of the total purchase price for Mountain States resulting in the cost over fair value of the assets acquired allocated to goodwill and the issuance of 25,000,000 shares of the Company’s common stock.

(c)          Adjustment to reflect the allocation of the total purchase price for ALT resulting in the cost over fair value of the assets acquired allocated to goodwill, the issuance of 12,500,000 shares of Apollo LNG Series A Preferred Stock and the issuance of 12,500,000 shares of Apollo LNG Series B Preferred Stock.

The final allocation of the purchase price is contingent upon the receipt of final information on the acquired assets, but is not expected to differ materially from the preliminary allocation herein.

(d) Eliminate ALT members’ equity.

(e) To reflect the collection of notes receivable due to ALT and Arizona LNG from Texas LNG, LTD.

The pro forma balance sheet should be read in conjunction with the Company’s recent filings on Form 10-QSB for the period ended September 30, 2005 and Form 10-KSB for the period ended December 31, 2004 and the consolidated financial statements and independent auditors’ reports and corresponding notes to consolidated financial statements for the years ended September 30, 2005 and 2004 for ALT contained herein.

Apollo Resources International, Inc. and Subsidiaries

Pro Forma Condensed Statement of Operations — Unaudited

Nine Months Ended September 30, 2005

	Apollo	ALT & Subsidiaries	Adjustments		Consolidated
REVENUE
Oil & gas sales, net	$178,037	$3,168,029	$(792,007	)(a)	$2,554,059
LNG sales	—	30,522,683	(7,630,671	)(a)	22,892,012
Other sales	102,304	1,593,563	(398,391	)(a)	1,297,476
Total revenue	280,341	35,284,275	(8,821,069)		26,743,547
Cost of sales	585,842	30,469,559	(7,617,390	)(a)	23,438,011
Gross profit (loss)	(305,501)	4,814,716	(1,203,679)		3,305,536

OPERATING EXPENSES
General and administrative	18,274,507	3,768,647	(942,162	)(a)	21,100,992
Operating income (loss)	(18,580,008)	1,046,069	(261,517)		(17,795,456)

OTHER INCOME AND EXPENSE
Interest expense	(625,178)	(1,041,727)	260,432	(a)	(1,406,473)
Other income (expense), net	(33,330)	1,400,530	(350,133	)(a)	1,017,067
Gain on contract settlement	—	31,487,658	(31,487,658	)(b)
Loss before income taxes and extraordinary item	(19,238,516)	32,892,530	(31,838,876)		(18,184,862)
Income taxes	—	21,157	—		21,157
Loss before extraordinary item	(19,238,516)	32,871,373	(31,838,876)		(18,206,019)
Extraordinary item:
Debt forgiveness on $2,154,000 note payable	2,182,686	—	—		2,182,686
Net income (loss)	$(17,055,830)	$32,871,373	$(31,838,876)		$(16,023,333)

Income (loss) per share
Loss before extraordinary item	$(0.35)				$(0.23)
Extraordinary item	$0.04				$0.03
	$(0.31)				$(0.20)

Weighted Average Number of Common Shares	54,926,122		25,000,000	(c)	79,926,122

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

The pro forma condensed consolidated statement of operations has been prepared utilizing the historical statements of operations of the Company and ALT and subsidiaries for the nine months ended September 30, 2005. These pro forma statements of operations are based upon the assumption that the acquisition of ALT and subsidiaries was accounted for under the purchase method of accounting for business combinations, occurred as of January 1, 2005 and includes the following pro forma adjustments.

(a) To reflect nine months of activity for ALT and subsidiaries.

(b) To eliminate gain realized on contract settlement prior to the acquisition of ALT and subsidiaries.

(c) To reflect the issuance of 25,000,000 shares of the Company’s common stock to the sellers of Mountain States.

The pro forma statements of operations should be read in conjunction with the Company’s recent filings on Form 10-QSB for the period ended September 30, 2005 and Form 10-KSB for the period ended December 31, 2004 and the consolidated financial statements and independent auditors’ reports and corresponding notes to consolidated financial statements for the years ended September 30, 2005 and 2004 for ALT contained herein.

These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future.

 “Safe Harbor” Statement Under The Private Securities Litigation Reform Act:

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Form 8-K or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors (which are described in more detail elsewhere in documents filed by the Company with the Securities and Exchange Commission) include, but are not limited to, uncertainties relating to general economic conditions and cyclical industry conditions, uncertainties relating to government and regulatory policies, volatile and unpredictable developments (including storms and catastrophes), the legal environment, the uncertainties of the reserving process and the competitive environment in which the Company operates. The words “believe”, “expect”, “anticipate”, “project”, “plan”, and similar expressions, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Exhibit 10.1*                        Transfer and exchange agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo LNG, Inc., Neptune Leasing, Inc. and Golden Spread Energy, Inc.

 Exhibit 10.2*                     Stock purchase agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo LNG, Inc. and Oliver Kendall Kelley.

Exhibit 10.3*                        Promissory Note dated November 30, 2005

Exhibit 10.4*                        Security Agreement dated November 30, 2005

Exhibit 10.5*                        Stock purchase agreement dated effective November 30, 2005, among Apollo Resources International, Inc., Apollo Production & Operating, Inc., Neptune Leasing, Inc. and Golden Spread Energy, Inc.

* Filed previously with the Company’s Form 8-K, filed on December 14, 2005 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc.
(Registrant)

Date:	February 23, 2006	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer